Exhibit 99.1
    NASDAQ: WASH
Contact: Elizabeth B. Eckel
SVP, Chief Marketing & Corporate Communications Officer
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: January 27, 2021
FOR IMMEDIATE RELEASE

Washington Trust Reports Fourth Quarter and Full-Year 2020 Earnings

WESTERLY, R.I., January 27, 2021 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced fourth quarter 2020 net income of $18.6 million, or $1.07 per diluted share, compared to net income of $18.3 million, or $1.06 per diluted share, reported for the third quarter of 2020. Net income for the year ended December 31, 2020 totaled $69.8 million, or $4.00 per diluted share, compared to $69.1 million, or $3.96 per diluted share, reported for the prior year.

“Washington Trust reported strong earnings for 2020, a year marked by unprecedented challenges, disruption, and uncertainties,” stated Edward O. Handy III, Washington Trust Chairman and Chief Executive Officer. “Our success was due to the spirit and resilience of our dedicated team of employees, who maintained high service levels and ‘business as usual’ operations during a major pandemic; the strength and stability of our balance sheet, which continued to provide a diverse stream of earnings during the most volatile of operating environments; and the loyalty and perseverance of our customers, who have trusted us to help them through these difficult times.”

Selected financial highlights for the fourth quarter and full-year 2020 include:
•Returns on average equity and average assets for the fourth quarter were 13.96% and 1.28%, respectively, compared to 13.99% and 1.24%, respectively, in the preceding quarter. Full-year returns on average equity and average assets for 2020 were 13.51% and 1.22%, respectively, compared to 14.34% and 1.34%, respectively, in the prior year.
•Mortgage banking revenues amounted to $14.1 million for the fourth quarter and totaled a record $47.4 million for the year. Full-year 2020 mortgage banking revenues were up by $32.6 million, or 220%, from a year ago. The volume of both mortgage originations and sales reached record highs in 2020.
•Wealth management revenues were $9.2 million for the fourth quarter, up by $252 thousand, or 3%, from the preceding quarter. Wealth management assets under administration ("AUA") amounted to a record $6.9 billion at December 31, 2020.
•Total loans amounted to $4.2 billion, up by $303.0 million, or 8%, from a year ago, largely due to origination of Paycheck Protection Program ("PPP") loans in 2020.
•In-market deposits (total deposits less out-of-market wholesale brokered deposits) amounted to $3.8 billion at December 31, 2020, up by $573 million, or 18%, from a year ago.

Washington Trust
January 27, 2021
Net Interest Income
Net interest income was $32.2 million for the fourth quarter of 2020, up by $589 thousand, or 2%, from the third quarter of 2020. The net interest margin was 2.39% for the fourth quarter, up by 8 basis points from the the preceding quarter. Both net interest income and the net interest margin benefited from $423 thousand, or 3 basis points, of accelerated net deferred fee amortization associated with PPP loans that were forgiven by the Small Business Association ("SBA") in the fourth quarter of 2020. Linked quarter changes included:
•Average interest-earning assets decreased by $82 million, largely due to a decrease of $71 million in average loans. The yield on interest-earning assets for the fourth quarter was 2.92%, down by 6 basis points from the preceding quarter, reflecting the impact of lower market interest rates.
•Average interest-bearing liabilities decreased by $90 million, resulting from a decrease of $199 million in average wholesale funding balances, partially offset by an increase of $110 million in average in-market deposits. The cost of interest-bearing liabilities for the fourth quarter of 2020 was 0.67%, down by 18 basis points from the preceding quarter, reflecting the impact of lower market interest rates.

Noninterest Income
Noninterest income totaled $27.7 million for the fourth quarter of 2020, up by $2.3 million, or 9%, from the third quarter of 2020. Included in other noninterest income for the fourth quarter of 2020 was a gain of $1.4 million associated with the sale of our limited partnership interest in a low-income housing tax credit investment. Excluding this gain, noninterest income totaled $26.3 million, up by $859 thousand, or 3%, from the third quarter of 2020. Other linked quarter changes included:
•Mortgage banking revenues totaled $14.1 million for the fourth quarter of 2020, up by $1.7 million, or 14%, from the third quarter of 2020, with a decrease in realized gains offset by an increase in unrealized gains. Net realized gains decreased on a linked quarter basis, reflecting lower sales volume partially offset by a higher sales yield. Mortgage loans sold to the secondary market amounted to $318 million in the fourth quarter of 2020, down by $36 million, or 10%, from the preceding quarter. Net unrealized gains increased on a linked quarter basis, reflecting an increase in the fair value of mortgage loan commitments as of December 31, 2020.
•Wealth management revenues amounted to $9.2 million in the fourth quarter of 2020, up by $252 thousand, or 3%, on a linked quarter basis due to an increase in asset-based revenues of $280 thousand, or 3%.
Wealth management AUA amounted to $6.9 billion at December 31, 2020, up by $471 million, or 7%, from September 30, 2020. The increase reflected net investment appreciation of $540 million, partially offset by net client asset outflows of $69 million in the fourth quarter of 2020. The average balance of AUA for the fourth quarter of 2020 increased by approximately $213 million, or 3%, from the average balance for the preceding quarter.
•Loan related derivative income totaled $173 thousand in the fourth quarter of 2020, down by $1.1 million from the preceding quarter, reflecting lower volume of commercial borrower interest rate swap transactions.

Noninterest Expense
Noninterest expense totaled $34.1 million for the fourth quarter of 2020, up by $1.8 million, or 5%, from the third quarter of 2020. Included in noninterest expense for the fourth quarter of 2020 was debt prepayment penalty expense of $1.4 million, resulting from paying off higher-yielding FHLB advances in the fourth quarter of 2020. Excluding the debt prepayment penalty

Washington Trust
January 27, 2021
expense, noninterest expense totaled $32.7 million, up by $352 thousand, or 1%, from the third quarter of 2020.

Salaries and employee benefits expense, our largest noninterest expense, amounted to $22.1 million for the fourth quarter of 2020, up by $183 thousand, or 1%, from the preceding quarter. The remaining increase in noninterest expense reflects modest changes across a variety of other noninterest expense categories, including outsourced services, legal, audit and professional fees, advertising and promotion and other expenses.

Income Tax
Income tax expense totaled $5.5 million for the fourth quarter of 2020, up by $383 thousand from the preceding quarter, largely due to a higher level of pre-tax income. The effective tax rate for the fourth quarter of 2020 was 22.9%, compared to 21.9% in the preceding quarter. Based on current federal and applicable state income statutes, the Corporation currently expects its full-year 2021 effective tax rate to be approximately 22.0%.

Investment Securities
The securities portfolio totaled $895 million at December 31, 2020, down by $19 million, or 2%, from September 30, 2020, due to routine pay-downs on mortgage-backed securities and calls of debt securities. These decreases were partially offset by purchases of U.S. government agency and U.S. government-sponsored debt securities, including mortgage-backed securities. Fourth quarter 2020 purchases totaled $142 million, with a weighted average yield of 1.64%. Securities represented 16% of total assets at both December 31, 2020 and September 30, 2020.

Loans
Total loans amounted to $4.2 billion at December 31, 2020, down by $86 million, or 2%, from the end of the preceding quarter. Linked quarter changes included:
•Commercial loans decreased by $38 million, or 2%, from September 30, 2020. In the fourth quarter of 2020, payoffs and pay-downs amounted to approximately $105 million and included $18 million of PPP loans that were forgiven by the SBA.
•Residential real estate loans decreased by $39 million, or 3%, from September 30, 2020, reflecting increased payoff and refinancing activity.
•The consumer loan portfolio decreased by $9 million, or 3%, from the balance at September 30, 2020.

Deposits and Borrowings
Total deposits amounted to $4.4 billion at December 31, 2020, up by $93 million, or 2%, from the end of the preceding quarter. Included in total deposits are out-of-market wholesale brokered time deposits, which increased by $7 million, or 1%, from September 30, 2020. Excluding wholesale brokered time deposits, in-market deposits at December 31, 2020 were up by $85 million, or 2%, from the end of the preceding quarter.

Federal Home Loan Bank advances totaled $594 million at December 31, 2020, down by $120 million from September 30, 2020. There were no Paycheck Protection Program Liquidity Facility ("PPPLF") borrowings outstanding at December 31, 2020, compared to $106 million at September 30, 2020.

Washington Trust
January 27, 2021

Asset Quality
Nonperforming assets amounted to $13.2 million at December 31, 2020, down by $1.5 million from the end of the preceding quarter. Total nonaccrual loans amounted to $13.2 million, or 0.31% of total loans, at December 31, 2020, compared to $14.7 million, or 0.34% of total loans, at September 30, 2020.

Total past due loans amounted to $12.4 million, or 0.30% of total loans, at December 31, 2020, compared to $10.4 million, or 0.24% of total loans, at September 30, 2020. The $2.0 million increase in past due loans was concentrated in residential real estate loans.

Total troubled debt restructured ("TDR") loans amounted to $15.7 million as of December 31, 2020, up by $7.1 million from September 30, 2020, largely due to restructurings of two commercial and industrial loan relationships that did not qualify for TDR accounting relief.

The allowance for credit losses ("ACL") on loans amounted to $44.1 million, or 1.05% of total loans, at December 31, 2020, compared to $42.6 million, or 1.00% of total loans, at September 30, 2020. The ACL on unfunded commitments, included in other liabilities on the Consolidated Balance Sheets, amounted to $2.4 million at December 31, 2020 as compared to $2.2 million, at September 30, 2020.

In the fourth quarter of 2020, a provision for credit losses of $1.8 million was charged to earnings, compared to $1.3 million in the preceding quarter. In the fourth quarter of 2020, net charge-offs of $118 thousand were recognized, compared to $96 thousand in the preceding quarter.

Capital and Dividends
Total shareholders' equity was $534.2 million at December 31, 2020, up by $6.5 million from September 30, 2020. This increase included net income of $18.6 million, which was partially offset by $9.1 million in dividend declarations and a charge of $3.9 million to the accumulated other comprehensive income component of shareholders' equity associated with the annual remeasurement of pension plan liabilities. This charge was largely due to a decline in the discount rate used to measure the present value of pension plan liabilities as a result of a reduction in market interest rates in 2020.

Capital levels at December 31, 2020 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 13.51% at December 31, 2020, compared to 13.09% at September 30, 2020.

Book value per share amounted to $30.94 at December 31, 2020, compared to $30.57 at September 30, 2020.

The Board of Directors declared a quarterly dividend of 52 cents per share for the quarter ended December 31, 2020, representing an increase of 1 cent per share from the preceding quarter. The dividend was paid on January 8, 2021 to shareholders of record on January 4, 2021.

Washington Trust
January 27, 2021
Conference Call
Washington Trust will host a conference call to discuss its fourth quarter results, business highlights and outlook on Thursday, January 28, 2021 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-888-243-4451. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-877-344-7529 and entering the Replay PIN Number 10151312; the audio replay will be available through February 4, 2021. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, http://ir.washtrust.com, and will be available through March 31, 2021.

Washington Trust
January 27, 2021
Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s web site at http://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: the negative impacts and disruptions of the COVID-19 pandemic and measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations; the length and extent of the economic contraction as a result of the COVID-19 pandemic; continued deterioration in local, regional, national or international economic conditions or conditions affecting the banking or financial services industries, financial capital markets and the customers and communities we serve; changes in consumer behavior due to changing political, business and economic conditions, including increased unemployment, or legislative or regulatory initiatives; the possibility that future credits losses are higher than currently expected due to changes in economic assumptions or adverse economic developments; volatility in national and international financial markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value or outflows of wealth management assets under administration; decreases in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, increases in defaults and charge-off rates; changes in the size and nature of our competition; changes in legislation or regulation and accounting principles, policies and guidelines; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics; reputational risk relating to our participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Assets:
Cash and due from banks	$194,143	$204,113	$215,601	$178,678	$132,193
Short-term investments	8,125	7,902	7,739	6,591	6,262
Mortgage loans held for sale, at fair value	61,614	68,095	43,997	49,751	27,833
Available for sale debt securities, at fair value	894,571	913,850	938,446	917,392	899,490
Federal Home Loan Bank stock, at cost	30,285	37,469	50,017	53,576	50,853
Loans:
Total loans	4,195,990	4,282,047	4,287,641	4,090,396	3,892,999
Less: allowance for credit losses on loans	44,106	42,645	41,441	39,665	27,014
Net loans	4,151,884	4,239,402	4,246,200	4,050,731	3,865,985
Premises and equipment, net	28,870	27,711	28,067	28,543	28,700
Operating lease right-of-use assets	29,521	29,861	27,022	26,098	26,792
Investment in bank-owned life insurance	84,193	83,623	83,056	83,053	82,490
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	6,305	6,530	6,759	6,988	7,218
Other assets	159,749	167,327	166,147	155,669	100,934
Total assets	$5,713,169	$5,849,792	$5,876,960	$5,620,979	$5,292,659
Liabilities:
Deposits:
Noninterest-bearing deposits	$832,287	$840,444	$815,770	$622,893	$609,924
Interest-bearing deposits	3,546,066	3,445,249	3,285,666	3,083,421	2,888,958
Total deposits	4,378,353	4,285,693	4,101,436	3,706,314	3,498,882
Federal Home Loan Bank advances	593,859	713,868	1,005,051	1,198,534	1,141,464
Payment Protection Program Lending Facility	—	105,746	38,900	—	—
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	31,717	32,012	29,125	28,184	28,861
Other liabilities	152,364	162,099	159,604	156,669	97,279
Total liabilities	5,178,974	5,322,099	5,356,797	5,112,382	4,789,167
Shareholders’ Equity:
Common stock	1,085	1,085	1,085	1,085	1,085
Paid-in capital	125,610	124,768	123,684	123,167	123,281
Retained earnings	418,246	408,773	399,386	387,243	390,363
Accumulated other comprehensive income (loss)	(7,391)	(3,403)	(462)	929	(11,237)
Treasury stock, at cost	(3,355)	(3,530)	(3,530)	(3,827)	—
Total shareholders’ equity	534,195	527,693	520,163	508,597	503,492
Total liabilities and shareholders’ equity	$5,713,169	$5,849,792	$5,876,960	$5,620,979	$5,292,659

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
Interest income:
Interest and fees on loans	$34,487	$34,925	$36,005	$40,008	$40,079	$145,425	$165,519
Interest on mortgage loans held for sale	569	468	440	285	359	1,762	1,237
Taxable interest on debt securities	3,869	4,870	5,477	5,834	5,817	20,050	26,367
Nontaxable interest on debt securities	—	—	—	—	—	—	18
Dividends on Federal Home Loan Bank stock	414	532	654	640	693	2,240	2,855
Other interest income	35	39	36	349	435	459	1,667
Total interest and dividend income	39,374	40,834	42,612	47,116	47,383	169,936	197,663
Interest expense:
Deposits	4,632	5,532	7,112	8,536	9,144	25,812	37,101
Federal Home Loan Bank advances	2,305	3,354	4,382	5,765	6,015	15,806	26,168
Junior subordinated debentures	122	135	171	213	230	641	980
Other interest expense	72	159	2	—	—	233	—
Total interest expense	7,131	9,180	11,667	14,514	15,389	42,492	64,249
Net interest income	32,243	31,654	30,945	32,602	31,994	127,444	133,414
Provision for credit losses	1,781	1,325	2,200	7,036	—	12,342	1,575
Net interest income after provision for credit losses	30,462	30,329	28,745	25,566	31,994	115,102	131,839
Noninterest income:
Wealth management revenues	9,206	8,954	8,605	8,689	8,894	35,454	36,848
Mortgage banking revenues	14,077	12,353	14,851	6,096	3,669	47,377	14,795
Card interchange fees	1,148	1,161	1,031	947	1,100	4,287	4,214
Service charges on deposit accounts	767	598	517	860	941	2,742	3,684
Loan related derivative income	173	1,264	99	2,455	1,116	3,991	3,993
Income from bank-owned life insurance	569	567	791	564	570	2,491	2,354
Net realized gains (losses) on securities	—	—	—	—	27	—	(53)
Other income	1,787	571	426	316	301	3,100	1,245
Total noninterest income	27,727	25,468	26,320	19,927	16,618	99,442	67,080
Noninterest expense:
Salaries and employee benefits	22,075	21,892	19,464	19,468	18,374	82,899	72,761
Outsourced services	2,950	3,160	2,784	3,000	2,752	11,894	10,598
Net occupancy	2,083	2,012	1,909	2,019	1,986	8,023	7,821
Equipment	1,025	934	895	977	996	3,831	4,081
Legal, audit and professional fees	1,014	1,252	659	822	692	3,747	2,535
FDIC deposit insurance costs	330	392	674	422	109	1,818	618
Advertising and promotion	640	384	186	259	402	1,469	1,534
Amortization of intangibles	226	228	230	230	229	914	943
Debt prepayment penalties	1,413	—	—	—	—	1,413	—
Other expenses	2,353	2,090	1,677	3,256	3,215	9,376	9,849
Total noninterest expense	34,109	32,344	28,478	30,453	28,755	125,384	110,740
Income before income taxes	24,080	23,453	26,587	15,040	19,857	89,160	88,179
Income tax expense	5,514	5,131	5,547	3,139	4,321	19,331	19,061
Net income	$18,566	$18,322	$21,040	$11,901	$15,536	$69,829	$69,118

Net income available to common shareholders	$18,524	$18,285	$21,000	$11,869	$15,502	$69,678	$68,979

Weighted average common shares outstanding:
Basic	17,264	17,260	17,257	17,345	17,351	17,282	17,331
Diluted	17,360	17,317	17,292	17,441	17,436	17,402	17,414
Earnings per common share:
Basic	$1.07	$1.06	$1.22	$0.68	$0.89	$4.03	$3.98
Diluted	$1.07	$1.06	$1.21	$0.68	$0.89	$4.00	$3.96

Cash dividends declared per share	$0.52	$0.51	$0.51	$0.51	$0.51	$2.05	$2.00

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Share and Equity Related Data:
Book value per share	$30.94	$30.57	$30.14	$29.48	$29.00
Tangible book value per share - Non-GAAP (1)	$26.87	$26.49	$26.04	$25.37	$24.90
Market value per share	$44.80	$30.66	$32.75	$36.56	$53.79
Shares issued at end of period	17,363	17,363	17,363	17,363	17,363
Shares outstanding at end of period	17,265	17,260	17,260	17,252	17,363

Capital Ratios (2):
Tier 1 risk-based capital	12.61%	12.23%	11.95%	11.62%	12.23%
Total risk-based capital	13.51%	13.09%	12.78%	12.42%	12.94%
Tier 1 leverage ratio	8.95%	8.77%	8.42%	8.77%	9.04%
Common equity tier 1	12.06%	11.69%	11.40%	11.08%	11.65%

Balance Sheet Ratios:
Equity to assets	9.35%	9.02%	8.85%	9.05%	9.51%
Tangible equity to tangible assets - Non-GAAP (1)	8.22%	7.91%	7.74%	7.89%	8.28%
Loans to deposits (3)	96.2%	100.5%	104.6%	110.6%	111.3%

						For the Twelve Months Ended
	For the Three Months Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
Performance Ratios (4):
Net interest margin (5)	2.39%	2.31%	2.31%	2.61%	2.61%	2.40%	2.77%
Return on average assets (net income divided by average assets)	1.28%	1.24%	1.46%	0.89%	1.18%	1.22%	1.34%
Return on average tangible assets - Non-GAAP (1)	1.30%	1.26%	1.48%	0.90%	1.20%	1.24%	1.36%
Return on average equity (net income available for common shareholders divided by average equity)	13.96%	13.99%	16.51%	9.49%	12.24%	13.51%	14.34%
Return on average tangible equity - Non-GAAP (1)	16.10%	16.19%	19.15%	11.05%	14.26%	15.66%	16.85%
Efficiency ratio (6)	56.9%	56.6%	49.7%	58.0%	59.2%	55.3%	55.2%

(1)See the section labeled “Supplemental Information - Calculation of Non-GAAP Financial Measures” at the end of this document.
(2)Estimated for December 31, 2020 and actuals for prior periods.
(3)Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.
(4)Annualized based on the actual number of days in the period.
(5)Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.
(6)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$9,066	$8,786	$8,156	$8,355	$8,731	$34,363	$35,806
Transaction-based revenues	140	168	449	334	163	1,091	1,042
Total wealth management revenues	$9,206	$8,954	$8,605	$8,689	$8,894	$35,454	$36,848

Assets Under Administration (AUA):
Balance at beginning of period	$6,395,652	$6,138,845	$5,337,733	$6,235,801	$6,126,327	$6,235,801	$5,910,814
Net investment appreciation (depreciation) & income	540,189	335,209	671,602	(772,735)	310,766	774,265	1,119,826
Net client asset inflows (outflows)	(69,104)	(78,402)	129,510	(125,333)	(243,175)	(143,329)	(836,722)
Other (1)	—	—	—	—	41,883	—	41,883
Balance at end of period	$6,866,737	$6,395,652	$6,138,845	$5,337,733	$6,235,801	$6,866,737	$6,235,801

Percentage of AUA that are managed assets	91%	90%	90%	89%	90%	91%	90%

Mortgage Banking Results
Mortgage Banking Revenues:
Realized gains on loan sales, net (2)	$13,394	$14,280	$10,646	$3,688	$4,608	$42,008	$13,978
Unrealized gains (losses), net (3)	813	(1,555)	4,415	2,325	(1,025)	5,998	354
Loan servicing fee income, net (4)	(130)	(372)	(210)	83	86	(629)	463
Total mortgage banking revenues	$14,077	$12,353	$14,851	$6,096	$3,669	$47,377	$14,795

Residential Mortgage Loan Originations:
Originations for retention in portfolio	$134,002	$132,726	$126,894	$108,498	$120,882	$502,120	$347,390
Originations for sale to secondary market (5)	312,226	377,137	299,321	183,222	160,175	1,171,906	598,103
Total mortgage loan originations	$446,228	$509,863	$426,215	$291,720	$281,057	$1,674,026	$945,493

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$240,104	$317,920	$246,945	$44,498	$42,612	$849,467	$96,160
Sold with servicing rights released (5)	78,072	36,250	58,279	117,693	134,091	290,294	495,012
Total mortgage loans sold	$318,176	$354,170	$305,224	$162,191	$176,703	$1,139,761	$591,172

(1)Represents the classification of certain non-fee generating assets as AUA due to a reporting change in the fourth quarter of 2019.
(2)Includes gains on loan sales, commission income on loans originated for others, servicing right gains, and gains (losses) on forward loan commitments.
(3)Represents fair value adjustments on mortgage loans held for sale and forward loan commitments.
(4)Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.
(5)Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Loans:
Commercial real estate (1)	$1,633,024	$1,665,745	$1,630,998	$1,618,020	$1,547,572
Commercial & industrial	817,408	822,269	852,445	655,157	585,289
Total commercial	2,450,432	2,488,014	2,483,443	2,273,177	2,132,861

Residential real estate (2)	1,467,312	1,506,726	1,508,223	1,510,472	1,449,090

Home equity	259,185	268,551	277,632	287,134	290,874
Other	19,061	18,756	18,343	19,613	20,174
Total consumer	278,246	287,307	295,975	306,747	311,048
Total loans	$4,195,990	$4,282,047	$4,287,641	$4,090,396	$3,892,999
(1)Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.
(2)Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	December 31, 2020			December 31, 2019
	Count	Balance	% of Total	Count	Balance	% of Total
Commercial Real Estate Portfolio Segmentation:
Multi-family dwelling	137	$524,874	32%	123	$430,502	28%
Retail	136	339,569	21	110	314,661	20
Office	73	290,756	18	78	294,910	19
Hospitality	40	157,720	10	32	128,867	8
Healthcare	15	109,321	7	16	110,409	7
Industrial and warehouse	28	97,055	6	25	82,432	5
Commercial mixed use	22	42,405	2	48	73,895	5
Other	38	71,324	4	70	111,896	8
Commercial real estate loans	489	$1,633,024	100%	502	$1,547,572	100%

Commercial & Industrial Portfolio Segmentation:
Healthcare and social assistance	253	$200,217	24%	86	$138,857	24%
Manufacturing	146	88,802	11	65	53,561	9
Owner occupied and other real estate	268	74,309	9	157	46,033	8
Educational services	53	64,969	8	22	56,556	10
Retail	192	63,895	8	75	43,386	7
Accommodation and food services	271	47,020	6	64	16,562	3
Professional, scientific and technical	265	39,295	5	66	37,599	6
Entertainment and recreation	91	29,415	4	35	30,807	5
Information	32	28,394	3	11	22,162	4
Finance and insurance	106	26,244	3	57	28,501	5
Transportation and warehousing	42	24,061	3	23	20,960	4
Public administration	26	23,319	3	23	25,107	4
Other	772	107,468	13	225	65,198	11
Commercial & industrial loans	2,517	$817,408	100%	909	$585,289	100%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL LOAN PORTFOLIO INFORMATION
(Unaudited; Dollars in thousands)

	December 31, 2020			January 21, 2021
	Count	Balance	% of Outstanding Balance, excl PPP loans (1)	Count	Balance	% of Outstanding Balance, excl PPP loans (1)
Loan Deferments by Portfolio:
Commercial Real Estate Deferments by Segment:
Hospitality	20	$83,073	53%	16	$69,529	44%
Retail	5	39,781	12	3	20,600	6
Healthcare	2	22,305	20	2	22,345	20
Office	2	2,457	1	2	2,457	1
Commercial mixed use	1	637	2	—	—	—
Multi-family dwelling	1	364	—	1	364	—
Other	7	27,785	39	7	27,786	39
Subtotal - commercial real estate deferments	38	176,402	11	31	143,081	9
Commercial & Industrial Deferments by Segment:
Healthcare and social assistance	5	19,620	13	5	19,702	13
Accommodation and food services	2	2,889	12	2	2,889	12
Transportation and warehousing	4	1,120	5	4	1,120	5
Manufacturing	2	947	1	2	947	1
Entertainment and recreation	3	560	2	3	557	2
Owner occupied and other real estate	1	326	1	1	326	1
Other	4	7,673	12	4	7,676	12
Subtotal - commercial & industrial deferments	21	33,135	5	21	33,217	5
Total commercial deferments	59	209,537	9	52	176,298	8
Residential real estate deferments	66	34,049	2	52	26,404	2
Consumer deferments	11	1,110	—	10	715	—
Total loan deferments	136	$244,696	6%	114	$203,417	5%
(1)Percent of respective outstanding portfolio segment balance, excluding PPP loans, as of December 31, 2020.

	December 31, 2020
	Count	Balance	% of Total
PPP Loans By Industry:
Healthcare and social assistance	173	$47,354	24%
Accommodation and food services	209	23,678	12
Manufacturing	89	23,321	12
Professional, scientific and technical	220	20,031	10
Retail	134	12,107	6
Educational services	32	9,681	5
Owner occupied and other real estate	115	9,241	5
Entertainment and recreation	61	3,386	2
Information	20	2,478	1
Transportation and warehousing	21	2,059	1
Finance and insurance	55	2,000	1
Public administration	4	483	—
Other	573	43,961	21
Total PPP loans (included in the commercial & industrial loan portfolio)	1,706	$199,780	100%

Average PPP loan size		$117
Net unamortized fees on PPP loans		$3,893

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	December 31, 2020		December 31, 2019
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Connecticut	$649,919	40%	$616,484	40%
Massachusetts	468,947	29	458,029	30
Rhode Island	431,133	26	394,929	25
Subtotal	1,549,999	95	1,469,442	95
All other states	83,025	5	78,130	5
Total commercial real estate loans	$1,633,024	100%	$1,547,572	100%

Residential Real Estate Loans by Property Location:
Massachusetts	$994,800	68%	$932,726	64%
Rhode Island	331,713	23	356,392	25
Connecticut	122,102	8	140,574	10
Subtotal	1,448,615	99	1,429,692	99
All other states	18,697	1	19,398	1
Total residential real estate loans	$1,467,312	100%	$1,449,090	100%

	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Deposits:
Noninterest-bearing demand deposits	$832,287	$840,444	$815,770	$622,893	$609,924
Interest-bearing demand deposits	174,290	170,198	158,343	178,391	159,938
NOW accounts	698,706	644,909	617,792	528,650	520,295
Money market accounts	910,167	877,536	834,954	784,893	765,899
Savings accounts	466,507	439,383	417,195	382,509	373,503
Time deposits (in-market)	704,855	729,058	728,801	776,992	784,481
In-market deposits	3,786,812	3,701,528	3,572,855	3,274,328	3,214,040
Wholesale brokered time deposits	591,541	584,165	528,581	431,986	284,842
Total deposits	$4,378,353	$4,285,693	$4,101,436	$3,706,314	$3,498,882

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Asset Quality Ratios:
Nonperforming assets to total assets	0.23%	0.25%	0.27%	0.32%	0.35%
Nonaccrual loans to total loans	0.31%	0.34%	0.37%	0.44%	0.45%
Total past due loans to total loans	0.30%	0.24%	0.34%	0.40%	0.40%
Allowance for credit losses on loans to nonaccrual loans	334.21%	289.31%	258.73%	221.37%	155.18%
Allowance for credit losses on loans to total loans	1.05%	1.00%	0.97%	0.97%	0.69%

Nonperforming Assets:
Commercial real estate	$—	$431	$431	$450	$603
Commercial & industrial	—	—	—	290	657
Total commercial	—	431	431	740	1,260
Residential real estate	11,981	12,792	13,850	15,423	14,297
Home equity	1,128	1,429	1,648	1,667	1,763
Other consumer	88	88	88	88	88
Total consumer	1,216	1,517	1,736	1,755	1,851
Total nonaccrual loans	13,197	14,740	16,017	17,918	17,408
Other real estate owned	—	—	—	28	1,109
Total nonperforming assets	$13,197	$14,740	$16,017	$17,946	$18,517

Past Due Loans (30 days or more past due):
Commercial real estate	$265	$431	$431	$1,275	$1,433
Commercial & industrial	3	21	3	310	1
Total commercial	268	452	434	1,585	1,434
Residential real estate	10,339	8,081	12,499	12,293	11,429
Home equity	1,667	1,753	1,633	2,482	2,696
Other consumer	118	108	106	115	130
Total consumer	1,785	1,861	1,739	2,597	2,826
Total past due loans	$12,392	$10,394	$14,672	$16,475	$15,689

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$8,521	$8,799	$10,553	$11,385	$11,477

Troubled Debt Restructurings:
Accruing TDRs	$13,340	$5,709	$5,473	$373	$376
Nonaccrual TDRs	2,345	2,894	998	490	492
Total TDRs	$15,685	$8,603	$6,471	$863	$868

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
Nonaccrual Loan Activity:
Balance at beginning of period	$14,740	$16,017	$17,918	$17,408	$14,902	$17,408	$11,707
Additions to nonaccrual status	707	971	237	1,729	2,766	3,644	11,982
Loans returned to accruing status	(1,112)	(1,623)	(154)	(393)	—	(3,282)	(1,570)
Loans charged-off	(246)	(111)	(325)	(635)	(132)	(1,317)	(2,020)
Loans transferred to other real estate owned	(285)	—	—	(28)	—	(313)	(2,000)
Payments, payoffs and other changes	(607)	(514)	(1,659)	(163)	(128)	(2,943)	(691)
Balance at end of period	$13,197	$14,740	$16,017	$17,918	$17,408	$13,197	$17,408

Allowance for Credit Losses on Loans:
Balance at beginning of period	$42,645	$41,441	$39,665	$27,014	$26,997	$27,014	$27,072
Adoption of CECL accounting standard (Topic 326)	—	—	—	6,501	—	6,501	—
Provision for credit losses on loans (1)	1,579	1,300	2,084	6,773	—	11,736	1,575
Charge-offs	(245)	(111)	(326)	(635)	(132)	(1,317)	(2,020)
Recoveries	127	15	18	12	149	172	387
Balance at end of period	$44,106	$42,645	$41,441	$39,665	$27,014	$44,106	$27,014

Allowance for Credit Losses on Unfunded Commitments:
Balance at beginning of period	$2,180	$2,155	$2,039	$293	$317	$293	$293
Adoption of CECL accounting standard (Topic 326)	—	—	—	1,483	—	1,483	—
Provision for credit losses on unfunded commitments (2)	202	25	116	263	(24)	606	1,427
Balance at end of period (3)	$2,382	$2,180	$2,155	$2,039	$293	$2,382	$1,720

(1)    Included in provision for credit losses in the Consolidated Statements of Income.
(2)    Included in provision for credit losses in the Consolidated Statements of Income for each period in 2020. For periods prior to 2020, included in other noninterest expense in the Consolidated Statements of Income.
(3)     Included in other liabilities in the Consolidated Balance Sheets.

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
Net Loan Charge-Offs (Recoveries):
Commercial real estate	$133	$—	$19	$153	($44)	$305	$903
Commercial & industrial	(12)	—	284	290	(15)	562	(147)
Total commercial	121	—	303	443	(59)	867	756
Residential real estate	(20)	99	—	—	—	79	486
Home equity	9	(4)	(5)	172	17	172	318
Other consumer	8	1	10	8	25	27	73
Total consumer	17	(3)	5	180	42	199	391
Total	$118	$96	$308	$623	($17)	$1,145	$1,633

Net charge-offs to average loans (annualized)	0.01%	0.01%	0.03%	0.06%	—%	0.03%	0.04%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and fair value adjustments on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	December 31, 2020			September 30, 2020			Quarter Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$172,731	$35	0.08%	$168,106	$39	0.09%	$4,625	($4)	(0.01%)
Mortgage loans held for sale	71,113	569	3.18	61,043	468	3.05	10,070	101	0.13
Taxable debt securities	892,112	3,869	1.73	906,977	4,870	2.14	(14,865)	(1,001)	(0.41)
FHLB stock	33,320	414	4.94	43,839	532	4.83	(10,519)	(118)	0.11
Commercial real estate	1,658,809	11,905	2.86	1,652,136	11,649	2.81	6,673	256	0.05
Commercial & industrial	818,611	7,174	3.49	849,452	6,920	3.24	(30,841)	254	0.25
Total commercial	2,477,420	19,079	3.06	2,501,588	18,569	2.95	(24,168)	510	0.11
Residential real estate	1,475,699	13,206	3.56	1,510,621	14,047	3.70	(34,922)	(841)	(0.14)
Home equity	264,811	2,229	3.35	276,221	2,320	3.34	(11,410)	(91)	0.01
Other	18,209	226	4.94	18,706	237	5.04	(497)	(11)	(0.10)
Total consumer	283,020	2,455	3.45	294,927	2,557	3.45	(11,907)	(102)	—
Total loans	4,236,139	34,740	3.26	4,307,136	35,173	3.25	(70,997)	(433)	0.01
Total interest-earning assets	5,405,415	39,627	2.92	5,487,101	41,082	2.98	(81,686)	(1,455)	(0.06)
Noninterest-earning assets	362,848			377,348			(14,500)
Total assets	$5,768,263			$5,864,449			($96,186)
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$161,664	$81	0.20%	$157,986	$83	0.21%	$3,678	($2)	(0.01%)
NOW accounts	664,055	115	0.07	631,148	99	0.06	32,907	16	0.01
Money market accounts	903,607	963	0.42	839,032	977	0.46	64,575	(14)	(0.04)
Savings accounts	455,933	70	0.06	428,781	67	0.06	27,152	3	—
Time deposits (in-market)	711,838	2,566	1.43	730,464	3,015	1.64	(18,626)	(449)	(0.21)
Total interest-bearing in-market deposits	2,897,097	3,795	0.52	2,787,411	4,241	0.61	109,686	(446)	(0.09)
Wholesale brokered time deposits	589,272	837	0.57	463,756	1,291	1.11	125,516	(454)	(0.54)
Total interest-bearing deposits	3,486,369	4,632	0.53	3,251,167	5,532	0.68	235,202	(900)	(0.15)
FHLB advances	634,081	2,305	1.45	860,758	3,354	1.55	(226,677)	(1,049)	(0.10)
Junior subordinated debentures	22,681	122	2.14	22,681	135	2.37	—	(13)	(0.23)
PPPLF borrowings	81,858	72	0.35	180,128	159	0.35	(98,270)	(87)	—
Total interest-bearing liabilities	4,224,989	7,131	0.67	4,314,734	9,180	0.85	(89,745)	(2,049)	(0.18)
Noninterest-bearing demand deposits	838,713			842,949			(4,236)
Other liabilities	176,592			186,981			(10,389)
Shareholders' equity	527,969			519,785			8,184
Total liabilities and shareholders' equity	$5,768,263			$5,864,449			($96,186)
Net interest income (FTE)		$32,496			$31,902			$594
Interest rate spread			2.25%			2.13%			0.12%
Net interest margin			2.39%			2.31%			0.08%
Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Dec 31, 2020	Sep 30, 2020	Quarter Change
Commercial loans	$253	$248	$5
Total	$253	$248	$5

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Twelve Months Ended	December 31, 2020			December 31, 2019			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$160,427	$459	0.29%	$85,447	$1,667	1.95%	$74,980	($1,208)	(1.66%)
Mortgage loans for sale	54,237	1,762	3.25	30,928	1,237	4.00	23,309	525	(0.75)
Taxable debt securities	902,278	20,050	2.22	947,875	26,367	2.78	(45,597)	(6,317)	(0.56)
Nontaxable debt securities	—	—	—	450	23	5.11	(450)	(23)	(5.11)
Total securities	902,278	20,050	2.22	948,325	26,390	2.78	(46,047)	(6,340)	(0.56)
FHLB stock	45,235	2,240	4.95	47,761	2,855	5.98	(2,526)	(615)	(1.03)
Commercial real estate	1,632,460	52,231	3.20	1,481,116	68,193	4.60	151,344	(15,962)	(1.40)
Commercial & industrial	767,176	27,410	3.57	596,451	28,545	4.79	170,725	(1,135)	(1.22)
Total commercial	2,399,636	79,641	3.32	2,077,567	96,738	4.66	322,069	(17,097)	(1.34)
Residential real estate	1,488,343	55,866	3.75	1,368,824	54,932	4.01	119,519	934	(0.26)
Home equity	277,296	10,032	3.62	286,767	14,011	4.89	(9,471)	(3,979)	(1.27)
Other	18,929	941	4.97	23,153	1,137	4.91	(4,224)	(196)	0.06
Total consumer	296,225	10,973	3.70	309,920	15,148	4.89	(13,695)	(4,175)	(1.19)
Total loans	4,184,204	146,480	3.50	3,756,311	166,818	4.44	427,893	(20,338)	(0.94)
Total interest-earning assets	5,346,381	170,991	3.20	4,868,772	198,967	4.09	477,609	(27,976)	(0.89)
Noninterest-earning assets	358,569			300,549			58,020
Total assets	$5,704,950			$5,169,321			$535,629
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$159,366	$806	0.51%	$144,836	$2,537	1.75%	$14,530	($1,731)	(1.24%)
NOW accounts	593,105	368	0.06	469,540	310	0.07	123,565	58	(0.01)
Money market accounts	839,915	5,402	0.64	693,921	7,713	1.11	145,994	(2,311)	(0.47)
Savings accounts	415,741	265	0.06	365,927	272	0.07	49,814	(7)	(0.01)
Time deposits (in-market)	742,236	13,138	1.77	794,124	16,056	2.02	(51,888)	(2,918)	(0.25)
Total interest-bearing in-market deposits	2,750,363	19,979	0.73	2,468,348	26,888	1.09	282,015	(6,909)	(0.36)
Wholesale brokered time deposits	501,306	5,833	1.16	461,862	10,213	2.21	39,444	(4,380)	(1.05)
Total interest-bearing deposits	3,251,669	25,812	0.79	2,930,210	37,101	1.27	321,459	(11,289)	(0.48)
FHLB advances	920,704	15,806	1.72	1,015,914	26,168	2.58	(95,210)	(10,362)	(0.86)
Junior subordinated debentures	22,681	641	2.83	22,681	980	4.32	—	(339)	(1.49)
PPPLF borrowings	66,492	233	0.35	—	—	—	66,492	233	0.35
Total interest-bearing liabilities	4,261,546	42,492	1.00	3,968,805	64,249	1.62	292,741	(21,757)	(0.62)
Noninterest-bearing demand deposits	759,841			615,049			144,792
Other liabilities	167,861			104,463			63,398
Shareholders' equity	515,702			481,004			34,698
Total liabilities and shareholders' equity	$5,704,950			$5,169,321			$535,629
Net interest income (FTE)		$128,499			$134,718			($6,219)
Interest rate spread			2.20%			2.47%			(0.27%)
Net interest margin			2.40%			2.77%			(0.37%)
Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Twelve Months Ended	Dec 31, 2020	Dec 31, 2019	Change
Commercial loans	$1,055	$1,299	($244)
Nontaxable debt securities	—	5	(5)
Total	$1,055	$1,304	($249)

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Tangible Book Value per Share:
Total shareholders' equity, as reported	$534,195	$527,693	$520,163	$508,597	$503,492
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	6,305	6,530	6,759	6,988	7,218
Total tangible shareholders' equity	$463,981	$457,254	$449,495	$437,700	$432,365

Shares outstanding, as reported	17,265	17,260	17,260	17,252	17,363

Book value per share - GAAP	$30.94	$30.57	$30.14	$29.48	$29.00
Tangible book value per share - Non-GAAP	$26.87	$26.49	$26.04	$25.37	$24.90

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$463,981	$457,254	$449,495	$437,700	$432,365

Total assets, as reported	$5,713,169	$5,849,792	$5,876,960	$5,620,979	$5,292,659
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	6,305	6,530	6,759	6,988	7,218
Total tangible assets	$5,642,955	$5,779,353	$5,806,292	$5,550,082	$5,221,532

Equity to assets - GAAP	9.35%	9.02%	8.85%	9.05%	9.51%
Tangible equity to tangible assets - Non-GAAP	8.22%	7.91%	7.74%	7.89%	8.28%

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
Return on Average Tangible Assets:
Net income, as reported	$18,566	$18,322	$21,040	$11,901	$15,536	$69,829	$69,118

Total average assets, as reported	$5,768,263	$5,864,449	$5,789,692	$5,394,948	$5,227,035	$5,704,950	$5,169,321
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	6,414	6,641	6,871	7,100	7,330	6,755	7,681
Total average tangible assets	$5,697,940	$5,793,899	$5,718,912	$5,323,939	$5,155,796	$5,634,286	$5,097,731

Return on average assets - GAAP	1.28%	1.24%	1.46%	0.89%	1.18%	1.22%	1.34%
Return on average tangible assets - Non-GAAP	1.30%	1.26%	1.48%	0.90%	1.20%	1.24%	1.36%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$18,524	$18,285	$21,000	$11,869	$15,502	$69,678	$68,979

Total average equity, as reported	$527,969	$519,785	$511,751	$503,124	$502,614	$515,702	$481,004
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	6,414	6,641	6,871	7,100	7,330	6,755	7,681
Total average tangible equity	$457,646	$449,235	$440,971	$432,115	$431,375	$445,038	$409,414

Return on average equity - GAAP	13.96%	13.99%	16.51%	9.49%	12.24%	13.51%	14.34%
Return on average tangible equity - Non-GAAP	16.10%	16.19%	19.15%	11.05%	14.26%	15.66%	16.85%